Exhibit 3.188

CERTIFICATE OF INCORPORATION

OF

ESTERLINE CANADIAN HOLDING CORPORATION

ARTICLE I

The name of the Corporation is Esterline Canadian Holding Corporation.

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at that address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

ARTICLE IV

The Incorporator of the Corporation is Troy J. Hickman. The address of the Incorporator is 1201 Third Avenue, Suite 4800, Seattle, WA 98101-3099

All powers of the Incorporator will hereby terminate upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware. The following persons are appointed as the initial directors of the Corporation, effective immediately, to serve and hold office until the first annual meeting of the stockholders, or until such persons’ successors are duly elected and qualified:

Robert W. Cremin 500 108th Avenue NE, Suite 1500 Bellevue, WA 98004	Robert D. George 500 108th Avenue NE, Suite 1500 Bellevue, WA 98004

Larry A. Kring 500 108th Avenue NE, Suite 1500 Bellevue, WA 98004

ARTICLE V

The Corporation is authorized to issue 1,000 shares of capital stock in the aggregate. The capital stock of the Corporation shall consist of a single class, designated “Common Stock,” with a par value of $0.01 per share.

ARTICLE VI

To the fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law of Delaware is hereafter amended to authorize, with or without the approval of the Corporation’s stockholders, further reductions in the liability of the Corporation’s directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

Any repeal or modification of any of the foregoing provisions of this Article VI, by amendment of this Article VI or by operation of law, shall not adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director occurring prior to such repeal or modification.

ARTICLE VII

To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and other agents of the Corporation (and any other persons to which Delaware law permits the Corporation to provide indemnification or advancement of expenses), through bylaw provisions, agreements with any such director, officer, employee or other agent or other person, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law of Delaware, subject only to limits created by applicable Delaware law (statutory or nonstatutory), with respect to actions for breach of duty to a corporation, its stockholders, and others.

Any repeal or modification of any of the foregoing provisions of this Article VII, by amendment of this Article VII or by operation of law, shall not adversely affect any right or protection of a director, officer, employee or other agent of the Corporation or any such other person existing at the time of, or increase the liability of any such director, officer, employee, agent or other person with respect to any acts or omissions thereof occurring prior to such repeal or modification.

ARTICLE VIII

The Corporation is to have perpetual existence.

ARTICLE IX

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE X

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation, but the stockholders may adopt additional bylaws and may amend or repeal any bylaw whether adopted by them or otherwise.

ARTICLE XI

The number of directors that will constitute the whole Board of Directors shall be designated in the Bylaws of the Corporation. Vacancies created by the resignation of one or more members of the Board of Directors and new directorships created in accordance with the Bylaws of the Corporation, may be filled by the vote of a majority, although less than a quorum, of the directors then in office or by a sole remaining director. Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

ARTICLE XII

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. Advance notice of new business and stockholder nominations for the election of Directors shall be provided in the manner and to the extent provided in the Bylaws of the Corporation.

ARTICLE XIII

Stockholders of the Corporation shall not be entitled to cumulate their votes for the election of directors or any other matter submitted to a vote of the stockholders.

ARTICLE XIV

Preemptive rights shall not exist with respect to shares of capital stock or securities convertible into the capital stock of the Corporation, whether now or hereafter authorized.

ARTICLE XV

The books of the Corporation may be kept (subject to any statutory provision) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors in the Bylaws of the Corporation.

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The undersigned hereby further declares and certifies under penalty of perjury that the facts set forth in the foregoing certificate are true and correct to the knowledge of the undersigned, and that this certificate is the act and deed of the undersigned.

Executed on this 2nd day of March, 2007.

By:	/s/ Troy J. Hickman
Troy J. Hickman, Sole Incorporator

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A

LIMITED LIABILITY COMPANY PURSUANT TO

SECTION 18-214 OF THE LIMITED LIABILITY ACT

1.)	The jurisdiction where the Corporation first formed is Delaware.

2.)	The jurisdiction immediately prior to filing this Certificate is Delaware.

3.)	The date the corporation first formed is March 2, 2007.

4.)	The name of the Corporation immediately prior to filing this Certificate is Esterline Canadian Holding Corporation.

5.)	The name of the Limited Liability Company as set forth in the Certificate of Formation is Esterline US LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 29th day of April, A.D. 2010.

By:	/s/ Robert D. George
Authorized Person

By:	Robert D. George
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CERTIFICATE OF FORMATION

OF

ESTERLINE US LLC

The undersigned, an authorized person, for the purpose of forming a limited liability company under the provisions and subject to the requirements of Limited Liability Company Act of the State of Delaware, hereby certifies that:

FIRST:	The name of the limited liability company (hereinafter called the “limited liability company”) is: ESTERLINE US LLC

SECOND:	The address of the registered office and the name and address of the registered agent for service of process of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are: Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.

Executed as of this 29th day of April, 2010.

By:	/s/ Robert D. George
	Name:	Robert D. George
	Title:	Authorized Person

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.    The name of the limited liability company is Esterline US LLC.

2.    The Registered Office of the limited liability company in the State of Delaware is changed to Corporation Trust Center, 1209 Orange Street (street), in the City of Wilmington, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is THE CORPORATION TRUST COMPANY.

By:	/s/ Robert D. George
Authorized Person

By:	Robert D. George
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